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                                 EXHIBIT 99.1


                 Stipulated Order entered May 8, 2001 by the
               Massachusetts Superior Court in Cronos Equipment
      (Bermuda) Limited v. Stefan M. Palatin, et all (Case No. 0000266).
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                                                                EXHIBIT 99.1

                        COMMONWEALTH OF MASSACHUSETTS

NORFOLK, SS.                                    SUPERIOR COURT DEPARTMENT
                                                OF THE TRIAL COURT

CRONOS EQUIPMENT (BERMUDA) LIMITED,
                                                Civil Action No. 0000266

     Plaintiff,

        v.

STEFAN M. PALATIN and KLAMATH
ENTERPRISES S.A.,

     Defendants,

and

BOSTON EQUISERVE, L.P.

     Reach and Apply Defendant.


                               STIPULATED ORDER
                               ----------------

        After consideration of the pleadings submitted by the Parties in the above-captioned matter, it is hereby ordered that:

        1. Default judgment is entered in favor of Cronos Equipment (Bermuda) Limited ("Cronos Equipment") and against Defendant Stefan M. Palatin ("Palatin") on all claims against Palatin (Account on Judgment, Statutory Reach and Apply, Non-Statutory Reach and Apply, and Equitable Relief);

        2. Default judgment is entered in favor of Cronos Equipment and against Klamath Enterprises, S.A. ("Klamath") on all claims against Klamath (Statutory Reach and Apply, Non-Statutory Reach and Apply, and Equitable Relief);

        3. Pursuant to Massachusetts General Law Chapter 235,s.23A, the judgment in the amount of $6,583,665.72 entered by the Supreme Court of the State of New York (the "New York Jugment") in favor of Cronos Equipment and against Palatin is hereby affirmed;

        4. As to Cronos Equipment's claims against Reach and Apply Defendant EquiServe, judgment is entered as follows: In satisfaction of the New York Judgment, EquiServe is ordered to (a) cancel Klamath's 1,793,798 shares of stock in The Cronos Group; (b) issue new stock certificates for 1,793,798 shares in The Cronos Group registered in the name of "Cronos Equipment (Bermuda) Limited"; and (c) transfer these newly issued certificates to Cronos Equipment; and

        5. Palatin and Klamath are ordered to pay to Cronos Equipment its attorneys' fees, expenses, costs and disbursements incurred in this action.

        6. This Stipulated Order may be executed in counterparts, each of which will be deemed an original.

CRONOS EQUIPMENT (BERMUDA)                      BOSTON EQUISERVE, L.P.
LIMITED                                         (Now known as EquiServe, L.P.)

By: /s/ Dennis James Tietz                      By: /s/ Stephen Cesso
--------------------------                      ----------------------------
Print Name: Dennis James Tietz                  Print Name: Stephen Cesso
Title: Director                                 Title: General Counsel
Date: April 18, 2001                            Date: 4/27/01


                                                SO ORDERED BY:

                                                /S/ Elizabeth M. Fahey
                                                --------------------------
                                                Justice, Superior Court

Date 5/8, 2001